ACTEL CORPORATION

                           DEFERRED COMPENSATION PLAN
















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                                TABLE OF CONTENTS
                                                                          Page


ARTICLE I DEFINITIONS........................................................1

         1.1      "Board of Directors".......................................1
         1.2      "Committee"................................................1
         1.3      "Compensation".............................................1
         1.4      "Credited Investment Return (Loss)"........................1
         1.5      "Deferral Account".........................................1
         1.6      "Deferral Amount"..........................................1
         1.7      "Deferral Election"........................................1
         1.8      "Disability"...............................................1
         1.9      "Earnings Indices".........................................1
         1.10     "Effective Date"...........................................2
         1.11     "Employee".................................................2
         1.12     "Hardship".................................................2
         1.13     "Year".....................................................2
         1.14     "Plan".....................................................2
         1.15     "Plan Year"................................................2
         1.16     "Supplemental Employee Benefits"...........................2

ARTICLE II ELIGIBILITY.......................................................2

         2.1      Eligible Persons...........................................2
         2.2      Commencement of Participation..............................3
         2.3      Termination of Participation...............................3

ARTICLE III STOCK OPTION GAIN DEFERRALS......................................3

         3.1      Stock Option Gain Deferrals................................3
         3.2      Compensation Deferrals
         3.3      No Withdrawal..............................................4

ARTICLE IV CREDITED INVESTMENT RETURN (LOSS) ON DEFERRAL ACCOUNTS............4

         4.1      Deferral Accounts..........................................4
         4.2      Credited Investment Return (Loss)..........................5

ARTICLE V BENEFITS...........................................................5

         5.1      Distribution of Benefits...................................5
         5.2      Change of Distribution Election............................5
         5.3      Payment After Death........................................5
         5.4      Early Withdrawals..........................................6
         5.5      Disability
         5.6      Automatic Lump-Sum Distribution for Accounts below $25,000.6
         5.7      Tax Withholding............................................7

ARTICLE VI OBLIGATION TO PAY SUPPLEMENTAL EMPLOYEE BENEFITS..................7

         6.1      Benefits Paid From General Corporate Assets;  Payment in
                    Cash or Stock............................................7
         6.2      No Secured Interest........................................7

ARTICLE VII ADMINISTRATION...................................................7

         7.1      Administration of the Plan.................................7
         7.2      Indemnification............................................7

ARTICLE VIII MISCELLANEOUS...................................................7

         8.1      Nontransferaility..........................................7
         8.2      Binding Effect.............................................7
         8.3      No Rights as Employee......................................7
         8.4      Reimbursement of Costs.....................................8
         8.5      Arbitration................................................8
         8.6      Applicable Law.............................................8
         8.7      Entire Agreement...........................................8
         8.8      Termination or Amendment of Plan...........................8


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                                ACTEL CORPORATION

                           DEFERRED COMPENSATION PLAN


       This Actel Corporation Deferred Compensation Plan is adopted effective July 21, 2000. Throughout the Plan, the term "Company" shall mean Actel Corporation, but shall also include wherever applicable (with such applicability determined solely in the discretion of the Committee) any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity or investment interest.

                                    ARTICLE I

                                   DEFINITIONS

       Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context dearly indicates otherwise, and the following definitions shall govern the Plan:

       1.1 "Board of Directors" or "Board" means the Board of Directors of Actel Corporation.

       1.2 "Compensation" means the salary, bonus and commissions payable to an Employee during the Plan Year and considered to be "wages" for purposes of federal income tax withholding, before reduction for amounts deferred under this Plan, salary reduction contributions under IRC Section 401(k), or amounts deferred under any other deferral arrangements. Compensation does not include expense reimbursements, severance pay, any form of noncash compensation or benefits, group life insurance premiums, income from the exercise of stock options or other receipt of company stock, or any other payments or benefits other than salary, bonus, or commissions.

       1.3 "Committee" means an independent Committee appointed by the Board to administer this Plan and to take such other actions as may be specified herein.

       1.4    "Credited   Investment   Return  (Loss)"  means  the  hypothetical
              investment return which shall be credited to Employee's Deferral Accounts pursuant to Article IV.

       1.5 "Deferral Account" means the two book entry accounts established under the Plan for each Employee to which shall be separately credited (or debited) the Employee's Stock Option Deferral Amounts and Compensation Deferral Amounts made pursuant to Article III and Employee's Credited Investment Return (Loss) determined under
              Article IV and which shall be reduced by any distributions made to Employee and any charges which may be imposed on such Deferral Accounts pursuant to the terms of the Plan.

       1.6 "Deferral Amount" means the Stock Option Deferral Amount and Compensation Deferral Amount which Employee elects to contribute for Supplemental Employee Benefits pursuant to Article III.

       1.7 "Deferral Election" means the form of Stock Option Deferral Election and/or Compensation Deferral Election as prescribed by the Committee, as modified from time to time.

       1.8 "Disability" means the Employee qualifies for a disability benefit under the Company's Long Term Disability Plan.

       1.9 "Earnings Indices" means the portfolios or funds selected by the Committee to be used in calculating the Credited Investment Return
              (Loss) to be credited (debited) to the Compensation Deferral Account under Article IV.

       1.10   "Effective Date" means July 21, 2000.

       1.11   "Employee" means a highly  compensated or key management  employee
              who  has  been   designated   by  the  Committee  as  eligible  to
              participate in this Plan.

       1.12 "Hardship" means a severe financial hardship to the Employee resulting from:

              (a) Sudden or unexpected illness or accident of either the Employee or dependent of same, or

              (b) Loss of the Employee's property due to casualty or other extraordinary and unforeseeable circumstances beyond the control of the Employee.

              A severe financial hardship shall not constitute a Hardship under the Plan to the extent that it is, or may be, relieved by:

                     (i)    Reimbursement  or  compensation,   by  insurance  or
                            otherwise;

                     (ii) Liquidation of the Employee's assets to the extent that the liquidation of such assets would not itself cause severe financial hardship.

              A Hardship under the Plan does not include:

                     (iii)  Sending a child to college; or

                     (iv)   Purchasing a home, per IRS Rev. Proc. 95-64.

       1.13   "Year" means the Company's fiscal year unless otherwise noted.

       1.14 "Plan" shall mean this Actel Corporation Deferred Compensation Plan, as it may be amended from time to time.

       1.15 "Plan Year" means the 12-month period commencing on January 1 and ending on December 31.

       1.16 "Supplemental Employee Benefits" means the benefits payable to Employee under this Plan.


                                   ARTICLE II

                                   ELIGIBILITY

       2.1 Eligible Persons. Eligibility for participation in the Plan shall be limited to employees of the Company on its U.S. payroll who, at all times, have a base salary of at least $150,000 per annum and who are designated as eligible by the Committee, in its sole discretion, to participate in the Plan. Individuals who are eligible shall be notified by the Company as to their eligibility to participate in the Plan.

       2.2 Commencement of Participation. An Employee may begin participation in the Plan immediately following the date he or she is notified of eligibility to participate, subject to the submission of a Deferral Election at such time period prior to the exercise of a stock option or payment of Compensation as the Committee shall designate.

       2.3 Termination of Participation. Active participation in the Plan shall end when an Employee's employment terminates for any reason. No contributions to the Plan shall be made with respect to stock options exercised after such termination date or Compensation payable after such termination date, and any election to defer stock option gain or Compensation under the Plan that was made prior to such termination of employment shall be without further force and effect. Upon termination of employment, an Employee shall remain an inactive participant in the Plan until all of the benefits to which he or she is entitled thereunder have been paid in full.


                                   ARTICLE III

             STOCK OPTION GAIN DEFERRALS AND COMPENSATION DEFERRALS

       3.1    Stock Option Gain Deferrals.

              (a) Upon submitting a Stock Option Gain Deferral Election with the Company, Employee agrees to irrevocably exercise a nonstatutory stock option at a specified time in the future, with the minimum length of such time set by the Committee, using for such exercise Company stock that has been held by Employee for at least six months. Instead of receiving shares of Company stock upon such option exercise, Employee's Deferral Account under this Plan shall be credited with an amount equal to the difference between the closing sales price of the Company's common stock on the date of exercise minus the per share exercise price multiplied by the total number of shares exercised (the "Stock Option Deferral Amount"). The Employee agrees to satisfy the Company's employment tax withholding obligations arising from the option exercise separately, by check, payroll withholding or such other means as the Committee, in its sole discretion, provides.

              (b) Employee's Deferral Election shall be irrevocable unless Employee terminates employment with the Company prior to the date of exercise, in which case the Deferral Election shall be without further force and effect.


       3.2    Compensation Deferrals.

              (a) Employee may elect to defer Compensation by submitting a Compensation Deferral Election with the Company. Such deferred Compensation shall be credited to the Participant's Compensation Deferral Account as the corresponding Compensation becomes or would have become payable. Any withholding of taxes or other amounts which is required by state, federal or local law with respect to deferred Compensation shall be withheld from the Employee's nondeferred Compensation to the maximum extent possible with any excess reducing the amount deferred. A Compensation Deferral Election shall allow for the deferral of salary, bonus, and/or commissions as follows:

                     (i) Salary Deferral Election. A Salary Deferral Election shall be related to the salary payable by the Company to the Employee during the Plan Year to which the election relates. The amount of salary to be deferred shall be stated as a percentage, as a flat dollar amount, or in such other form as allowed by the Committee.

                     (ii) Bonus Deferral Election. A Bonus Deferral Election shall be related to the bonus payable to the Employee during the Plan Year to which the election relates. The amount to be deferred shall be stated as a percentage of such bonus, as a flat dollar amount, or in such other form as allowed by the Committee.

                     (iii) Commission Deferral Election. A Commission Deferral Election shall be related to the commissions payable to the Employee during the Plan Year to which the election relates. The amount to be deferred shall be stated as a percentage of such commissions, as a flat dollar amount, or in such other form as allowed by the Committee.

              (b)    Limitations  on  Compensation   Deferral   Elections.   The
                     following  limits  shall  apply  to  Compensation  Deferral
                     Elections:

                     (i) Minimum. The minimum cumulative deferral amount for a Salary, Bonus and Commission Deferral Election is $5,000 per Plan Year.

                     (ii) Maximum. The maximum deferral amounts for Salary Deferral Elections shall be fifty percent (50%). The maximum deferral amounts for Bonus and Commission Deferral Elections shall be one hundred percent (100%). Bonus and Commission Deferral elections of 100% shall be adjusted as necessary to reflect any required or elective withholdings from the Employee's bonus or commission payments.

                     (iii) Changes in Minimum or Maximum. The Committee may amend the plan to change the minimum or maximum deferral amounts from time to time by giving written notice to all Employees of such change. No such change may affect a Deferral Election made prior to the Committee's action.

              (c) Allocation of Accounts. An Employee shall allocate the Compensation Deferral Account among the Earning Indices selected by the Committee. The Committee may change the Earnings Indices at any time. The Compensation Deferral Account shall be treated as if invested in the Earnings Indices chosen by the Employee. The Employee's initial Account allocation shall be set forth in the Compensation Deferral Election. A change in allocation among Earning Indices will be allowed once each day and will be effective the day after notice of the change is received by the Committee.

              (d) Revocation or Reduction of Compensation Deferral Election. Upon application of an Employee, the Committee may, in its discretion, allow an Employee to prospectively reduce or revoke a Salary, Bonus, or Commission Deferral Election. In the event an Employee is granted a Hardship Distribution under Section 5.4(b) the Employee's current Compensation Deferral Election shall be revoked for the remainder of the Plan Year. In the event that the Committee grants an Employee's application to revoke a current Compensation Deferral Election for reasons other than Hardship, the Employee shall not be allowed to defer Compensation until the following Plan Year.

       3.3 No Withdrawal. Except as provided in Section 5.4 below, the Deferral Amounts may not be withdrawn by Employee and shall be paid only in accordance with the provisions of this Plan.


                                   ARTICLE IV

             CREDITED INVESTMENT RETURN (LOSS) ON DEFERRAL ACCOUNTS

       4.1 Deferral Accounts. Two separate Deferral Accounts, a Stock Option Deferral Account and a Compensation Deferral Account, shall be established and maintained for each Employee. The Employee's Stock Option Deferral Amounts shall be credited (debited) to the Employee's Stock Option Deferral Account. The Employee's Compensation Deferral Amounts shall be credited to the Employee's Compensation Deferral Account. Each account shall be credited (debited) with the Account's Credited Investment Return (Loss) as determined under this Article IV. The Employee's Deferral Accounts shall be charged with the amount of any distributions made from the Accounts pursuant to the Plan.

       4.2    Credited   Investment  Return  (Loss).  Each  Employee's  Deferral
              Accounts shall be credited (debited) with the Credited Investment Return (Loss) as follows:

              (a) Stock Option Deferral Account. The Employee's Stock Option Deferral Account shall be credited (debited) monthly with the Credited Investment Return (Loss) attributable to his or her Stock Option Deferral Account. The Credited Investment Return (Loss) attributable to the Stock Option Deferral Account is the amount which the Employee's Stock Option Deferral Account would have earned if the amounts credited to the Stock Option Deferral Account had, in fact, been invested in the Company Stock, purchased at the closing sales price on the date of option exercise, and assuming reinvestment of all dividends back into such Company Stock at the Company Stock closing sales price on the date of the dividend distribution.

              (b) Compensation Deferral Account. The Employee's Compensation Deferral Account shall be credited (debited) daily with the Credited Investment Return (Loss) attributable to his or her Compensation Deferral Account. The Credited Investment Return (Loss) attributable to the Compensation Deferral Account is the amount which the Employee's Compensation Deferral Account would have earned if the amounts credited to the Compensation Deferral Account had, in fact, been invested in the Earnings Indices, purchased at the closing sale price on the date of deferral, and assuming reinvestment of all dividends and capital gains back into such Earnings Indices at the closing sales price on the date of the distribution of dividends and capital gains.

                                   ARTICLE V

                                    BENEFITS

       5.1    Distribution  of  Benefits.   Benefits  shall  be  distributed  in
              accordance with the elections specified within an Employee's Stock Option Deferral Election and Compensation Deferral Election.

       5.2 Change of Distribution Election. The Employee may file an amended election to change the distribution election at any time which is more than one (1) year prior to the applicable specified fixed date at which elections must commence. For example, if an Employee elects to have distributions commence at the earlier of termination of employment or three years following the date of the Deferral Election, the Employee may file an amended election at any time prior to two years following the date of the Deferral Election. Such amended election may either (i) increase the duration of the specified fixed period at which elections may commence (e.g., from three to five years) or the distribution period (e.g. from 20 to 40 quarterly installments). Any amended election which is filed within one (1) year of the applicable specified date at which elections shall commence shall be void and without effect and the most recently effective election shall control instead.


       5.3    Payments after Death

              (a) Stock Option Deferral Account. In the event Employee dies after installment payments from Employee's Stock Option Deferral Account have begun but before all of the installments are paid, the undistributed installments shall be paid to his or her estate as they become due.


              (b)    Compensation Deferral Account.

                     (i) In the event Employee dies while employed by the Company, the Company shall pay to the Employee's Beneficiary, as indicated by the Employee on his or her most recent Compensation Deferral Election the balance in the Compensation Deferral Account in the form elected by the Employee in the most recently filed Compensation Deferral Election. Investment Earnings (Losses) shall continue to be credited (debited) to the Compensation Deferral Account during the payment period on the unpaid portion of the Account.

                     (ii) In the event Employee dies after installment payments from Employee's Compensation Deferral Account have begun but before all of the installments are paid, the undistributed installments shall be paid to Employee's Beneficiary, as indicated by Employee on his or her most recent Compensation Deferral Election. Such Beneficiary shall receive the remaining balance in the Employee's Compensation Deferral Account in the same manner as the Employee was being paid prior to Employee's death, provided however that any benefits payable hereunder to a trust or estate shall be paid in a lump sum. Investment Earnings (Losses) shall continue to be credited (debited) to the Accounts during the payment period on the unpaid portion of the Account.

       5.4    Early Withdrawals.

              (a) Notwithstanding any other provision of this Plan, Employee may, upon thirty (30) days prior written notice, withdraw up to ninety-two percent (92%) of the vested amount credited to his or her Stock Option Deferral Account and/or Compensation Deferral Account determined at the time of such withdrawal. Upon such withdrawal, eight percent (8%) of the amount requested from Employee's Deferral Account shall be forfeited and Employee shall have no further right thereto. If the Employee withdraws some or all of the Stock Option Deferral Account under this section, Employee shall be prohibited from making any further stock option gain deferrals pursuant to this Plan for the remainder of the Plan Year in which the withdrawal occurred and for the following Plan Year. If the Employee withdraws some or all of the Compensation Deferral Account under this section, Employee shall be prohibited from making any further Compensation deferrals pursuant to this Plan for the remainder of the Plan Year in which the withdrawal occurred and for the following Plan Year. An Employee may only make a maximum of two early withdrawals pursuant to this Section 5.4(a).

              (b) Notwithstanding any other provision of this Plan, Employee may request to withdraw any or all of the vested amount credited to his or her Deferral Accounts in the event of a Hardship. The determination of whether such a withdrawal request shall be approved shall be made by the Committee in its sole discretion. Employee shall be required to demonstrate to the Committee's satisfaction that the financial burden imposed by the Hardship cannot reasonably be satisfied out of Employee's other financial resources. Withdrawals pursuant to a Hardship request shall only be permitted, if at all, to the extent reasonably required to satisfy Employee's need.

       5.5 Disability. In the event that the Employee suffers a Disability under the terms of the Company's long term disability plan, the Employee shall receive payment of his or her Compensation Deferral Account at such time as the Employee's employment is terminated pursuant to terms of such plan. Payment of the Account will be in accordance with the elections specified in the Employee's Compensation Deferral Election.

       5.6 Automatic Lump-Sum Distribution for Accounts below $25,000. Notwithstanding any other provisions of this Plan or the provisions of an Employee's deferral election, in the event that an Employee has less than twenty-five thousand dollars ($25,000) credited to his or her Stock Option Deferral Account or
              Compensation Deferral Account as of the date of his or her termination of employment with the Company, 100% of such Deferral Account(s)shall be distributed to him or her in a single lump-sum payment within a reasonable amount of time following the date of such termination of employment.

       5.7 Tax Withholding. All payments under this Plan shall be subject to all applicable withholding for state and federal income tax and to any other federal, state or local tax which may be applicable thereto.

                                   ARTICLE VI

                OBLIGATION TO PAY SUPPLEMENTAL EMPLOYEE BENEFITS

       6.1 Benefits Paid From General Corporate Assets; Payment in Cash or Stock. All benefits payable to Employee hereunder shall be paid by the Company out of its general corporate assets. Payment of benefits from the Stock Option Deferral Account hereunder shall be made in shares of Company common stock. Payment of benefits from the Compensation Deferral Account hereunder shall be made in cash.


       6.2 No Secured Interest. Deferral Accounts shall be subject to the claims of creditors of the Company. Employee is a general unsecured creditor of the Company with respect to the promises of the Company made herein.

                                  ARTICLE VII

                                 ADMINISTRATION

       7.1 Administration of the Plan. The Plan shall be administered by the Committee. The Committee shall have full power and discretionary authority to administer, construe and interpret the Plan, to establish procedures for administering the Plan, to prescribe forms, and take any and all necessary or desirable actions in connection with the Plan. The Committee's interpretation and construction of the Plan shall be conclusive and binding on all persons. The Committee may appoint a plan administrator or any other agent and delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe.

       7.2 Indemnification. The Committee and each of its members are indemnified by the Company against any and all liabilities incurred by reason of any action taken in good faith pursuant to the provisions of the Plan.

                                  ARTICLE VIII

                                  MISCELLANEOUS

       8.1 Nontransferaility. The right of Employee or any other person to the payment of any benefits under this Plan shall not be assigned, transferred, pledged or encumbered.

       8.2 Binding Effect. This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and Employee and his heirs, executors, administrators and legal representatives.

       8.3 No Rights as Employee. Nothing contained herein shall be construed as conferring upon any Employee the right to continue in the employ of the Company as an employee.

       8.4 Reimbursement of Costs. If the Company, Employee or a successor in interest to either of the foregoing, brings legal action to enforce any of the provisions of this Plan, the prevailing party in such legal action shall be reimbursed by the other party, the prevailing party's costs of such legal action including, without limitation, reasonable fees of attorneys, accountants and similar advisors and expert witnesses.

       8.5 Arbitration. Any dispute or claim relating to or arising out of this Plan shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association in Santa Clara County, California.

       8.6 Applicable Law. This Plan shall be construed in accordance with and governed by the laws of the State of California.

       8.7 Entire Agreement. This Plan and any applicable deferral election forms constitute the entire understanding and agreement with respect to the Plan, and there are no agreements, understandings, restrictions, representations or warranties among Employee and the Company other than those as set forth or provided for therein.

       8.8    Termination or Amendment of Plan.

              (a) This Plan may be amended by the Company at any time in its sole discretion by resolution by its Board; provided, however, that no amendment may be made which would alter the irrevocable nature of a Stock Option Deferral Election, reduce the amount credited to an Employee's Deferral Account on the date of such amendment, or change the form of the distribution specified in the Employee's Deferral Election.

              (b) Notwithstanding the foregoing paragraph or any other provision in this Plan to the contrary, the Company reserves the right to terminate the Plan in its entirety at any time upon fifteen (15) days notice to Employees. If the Plan is terminated, all benefits shall be paid in accordance with the elections specified in the Employee's Deferral Election.